Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of BGC Partners, Inc. of our reports dated April 16, 2008, relating to the consolidated financial statements, and financial statement schedule included in this Annual Report on Form 10-K of BGC Partners, Inc. as of and for the two years in the period ended December 31, 2007.

Filed on Form S-3

Registration Statement No. 333-52154

Filed on Form S-8

Registration Statement No. 333-34324

Registration Statement No. 333-49056

Registration Statement No. 333-109121

/s/    Deloitte & Touche LLP

New York, NY

March 13, 2009